EXHIBIT 99.4

Dated the 12th day of December 2011

The Hongkong and Shanghai Banking Corporation Limited

in favour of

DONNA MICHELLE DUKE

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SPECIAL POWER OF ATTORNEY

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By this POWER OF ATTORNEY given the 12th day of December 2011, The Hongkong and Shanghai Banking Corporation Limited, incorporated in Hong Kong SAR and having its Head Office at No. 1 Queen’s Road Central, Hong Kong (hereinafter called “the Corporation”) appoints

DONNA MICHELLE DUKE

(hereinafter called “the Attorney”) the true and lawful attorney of the Corporation for and in the name of the Corporation or in his own name and on behalf of the Corporation to do or execute as the act and deed of the Corporation (subject always to the requirements of the laws of any place in which the Corporation is carrying on business or in which acts are to be done or executed hereunder by the Attorney) all or any of the following acts, deeds and things:-

1.	to purchase, take on lease, or otherwise acquire property and rights (whether corporeal or incorporeal) of every description, including movable property of every description, and land, tenements and immovable property of every description and tenure, and to build thereupon, or alter, renovate, manage and furnish the same, to insure, to borrow money on the security thereof, and to sell, let on lease for any period of time and with or without options, dispose of, or otherwise deal with all or any of the same on such terms in all respects as the Attorney may think fit and generally to appear before any court, tribunal, registry or other competent body or agency to conduct or conclude whatever acts may be necessary in connection with the foregoing;

2.	to compound and settle for and on behalf of the Corporation any accounts or reckonings whatsoever between the Corporation and any person or body politic or corporate, to receive or pay the balances shown in any such accounts or reckonings and to give effectual receipts and discharges for the same;

3.	to accept for safe custody and keep for customers of the Corporation all kinds of securities, valuables and things;

4.	to collect and receive on behalf of customers of the Corporation dividends on stocks, shares and securities, interest, annuities and other periodic payments;

5.	to give bonds, guarantees, indemnities and covenants and to enter into or become a party to deeds, contracts, obligations, engagements or agreements of any nature whatsoever for and on behalf of the Corporation;

6.	to accept property and rights (whether corporeal or incorporeal) of every description, including movable property of every description, and land, tenements and immovable property of every description and tenure, as security for any debt due or obligation owed to the Corporation and to take and hold as security or otherwise and to purchase, sell, negotiate, transfer and realise all kinds of mercantile, commercial or other instruments, including (but not limited to) bills of lading, dock warrants, delivery orders, policies of insurance, bills of sale, certificates of stocks and shares, debentures, charterparties, mortgages, assignments of property, licences to take property, documents of title and securities and instruments evidencing possession of or title to property of any kind and to resell, release, reassign and issue discharges in respect thereof;

7.	to seize and arrest by all lawful ways and means the person of any debtor and to distrain, attach, take possession of and sell the moneys, property, goods and effects of any debtor or other person or body politic or corporate liable to the Corporation on any account whatsoever and to take all legal proceedings relating to the same so as to obtain payment or satisfaction of any debt or other liability due to the Corporation;

8.	to appoint receivers and managers, and to enforce and foreclose mortgages, and to exercise all or any of the powers (including the power of sale) conferred upon the Corporation by any debenture, mortgage or charge or other security created in favour of, or held by, the Corporation and to do all such other acts, deeds and things as the Attorney shall think fit for the protection of the Corporation or for enforcing or carrying into effect any rights or privileges to which the Corporation may be entitled in connection with any such debenture, mortgage, charge or security;

9.	to demand, recover and receive from any person or any body politic or corporate, and to give good receipts and discharges for, all sums of money, debts, dues, goods, property, effects and things at any time due, owing or payable to, or recoverable or receivable by, the Corporation;

10.	to settle, compromise and arrange, or submit to arbitration or valuation, all accounts and disputes arising out of any transactions in respect of which the Corporation shall be in any way interested or concerned;

11.	to commence, prosecute and conduct, or accept service of process and appear in and defend, all suits, actions and proceedings in any court or tribunal or commission or before any arbitrator or adjudicator arising out of any transactions in respect of which the Corporation shall be in any way interested or concerned, to consent or submit to, or appeal against, any judgment, order or award in any such suit, action or proceeding and to compromise or discontinue any such suit, action or proceeding, and to appoint solicitors, advocates and legal counsel to represent the Corporation in connection with the foregoing upon such terms as the Attorney shall deem fit;

12.	to take proceedings in bankruptcy, liquidation and winding up of companies, and other process against the estates or persons of insolvent debtors, for any debt, demand or claim due to or claimed by the Corporation and to take all steps and do all things which, in the opinion of the Attorney, may be necessary or desirable in connection with such proceedings or process, including (but not limited to) the filing of proofs of claim or interest;

13.	to accuse, to lodge complaints with the police and any government authority, to testify before the police, public prosecutors and any government authority, to withdraw such complaints and to settle cases;

14.	to attend in person or by proxy any meeting of shareholders in any body corporate in which the Corporation may be interested or entitled to vote and to vote and take part in any proceedings thereat;

15.	to execute and to sign, seal, deliver and receive all deeds, contracts, receipts, acknowledgements, notices, documents, letters, agreements, memorials, releases, reassignments, discharges, consents and instruments of any nature whatsoever which the Attorney may consider necessary or desirable in connection with the exercise of any powers conferred hereby;

16.	to keep records and accounts and to make on behalf of the Corporation statements (both sworn and unsworn) and to deliver reports and returns concerning the business and activities of the Corporation;

17.	to register or file or cause to be registered or filed in any official registry or court or with any person or body politic or corporate this Power of Attorney and all instruments or documents which it may be necessary or expedient to register or file in connection herewith; and

18.	generally to do or cause to be done for and on behalf of the Corporation all acts, deeds and things whatsoever, whether expressly mentioned herein or not, which in the course of the general business of the Corporation may seem to the Attorney to be necessary or expedient

AND it is hereby declared that

(i)	in all such acts as the Attorney is hereby authorised or empowered to do himself he may join with another or others in doing or concur in the same being done;

(ii)	all instruments and documents which are capable of being signed or sealed or signed and sealed by an agent shall be signed or sealed or signed and sealed (as the case may require) by the Attorney with the addition (if any relevant law so permits) of words showing that he signs or seals or signs and seals (as the case may be) as agent for the Corporation and that instruments and documents which are not capable of being so signed or sealed or signed and sealed may be executed by the Attorney in such manner as such relevant law may require; and

(iii)	the Corporation undertakes to ratify all that the Attorney shall do or cause to be done in the exercise or execution of the powers and authorities contained in this deed.

IN WITNESS WHEREOF the common seal of The Hongkong and Shanghai Banking Corporation Limited has been hereunto affixed in Hong Kong the day and year first hereinbefore written.

SEALED with the COMMON SEAL of	)
)
THE HONGKONG AND SHANGHAI	)
BANKING CORPORATION LIMITED	)
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and SIGNED	)
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by PETER WONG TUNG SHUN	)
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one of the Directors thereof, and	)
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by PAUL ANDREW STAFFORD	)
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Secretary thereof, in the presence of:-)		/s/ Peter Wong Tung Shun (seal)
Director

/s/ Paul Andrew Stafford
Secretary

/s/ Peter Hing Choi Ho (seal)

Peter Hing Choi Ho

Notary Public

Hong Kong SAR

Solicitor and Notary Public
Hong Kong SAR